Exhibit 99.2

RIGHTNOW TECHNOLOGIES, INC.

2004 EQUITY INCENTIVE PLAN

Section 1.                                            Purpose.  The purpose of the RightNow Technologies, Inc. 2004 Equity Incentive Plan (the “Plan”) is to promote the interests of RightNow Technologies, Inc. (the “Company”) and its stockholders by aiding the Company in attracting, retaining and providing incentives to employees, officers, directors who are not also employees (“Non-Employee Directors”), consultants and independent contractors.

Section 2.                                            Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or other Stock-Based Award granted under the Plan.

“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Committee” shall mean either the Board of Directors of the Company (the “Board”) or a committee of the Board appointed by the Board (the “Compensation Committee”) to administer the Plan and composed of not less than two directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 (which term “Non-Employee Director” is defined in this paragraph for purposes of the definition of “Committee” only and is not intended to define such term as used elsewhere in the Plan) and each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

“Eligible Person” shall mean any employee, officer, director (including any Non-Employee Director), consultant or independent contractor providing services or other benefits to the Company or any Affiliate who the Committee determines to be an Eligible Person.

“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall not be less than:  (i) the closing price as reported for composite transactions, if the Shares are then listed on a national securities exchange; (ii) the last sale price, if the Shares are then quoted on the Nasdaq National Market; or (iii) in all other cases, the average of the closing representative bid and asked prices of the Shares, all on the date as of which Fair Market Value is being determined.  If on a given date the Shares are not traded in an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this clause and in connection therewith shall take such action as it deems necessary or advisable.

“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 6(e) of the Plan.

“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

“Performance Award” shall mean any right granted under Section 6(d) of the Plan.

“Person” shall mean any individual, corporation, partnership, association or trust.

“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

“Shares” shall mean shares of Common Stock, $0.001 par value, of the Company, or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.                                            Administration.

(a)                                  Power and Authority of the Committee.  The Plan shall be administered by the Compensation Committee with respect to grants to the officers and directors of the Company and by the Board with respect to grants to all other Eligible Persons.  The Compensation Committee may from time to time assist the Board in administering the Plan with respect to Eligible Persons who are not officers or directors of the Company, or the Board may delegate such administration function entirely to the Compensation Committee.  Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any Award made under or instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

Section 4.                                            Shares Available for Awards.

(a)                                  Shares Available.  Subject to adjustment as provided in Section 4(c), the total number of Shares available for granting Awards and/or Incentive Stock Options under the Plan shall be 3,500,000, plus an automatic annual increase in the total number of Shares available for granting Awards and/or Incentive Stock Options, on the first day of each of the Company’s fiscal years beginning in 2005 and ending in 2014, equal to the lesser of (i) 1,000,000 shares of Common Stock or (ii) four percent of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year or (iii) such lesser number as determined by the Board.  Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise.  Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards under the Plan.  If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(b)                                 Accounting for Awards.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.  Such Shares may again become available for granting Awards under the Plan pursuant to the provisions of Section 4(a) of the Plan, subject to the limitations set forth in Section 4(c) of the Plan.

(c)                                  Adjustments.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d)                                 Award Limitations Under the Plan.  No Eligible Person may be granted any Award or Awards, the value of which is based solely on an increase in the value of the Shares after the date of grant of such Awards, for more than 1,000,000 Shares, subject to adjustment as provided in the Plan, in the aggregate in any calendar year.  The foregoing annual limitation specifically includes the grant of any “performance-based” Awards within the meaning of Section 162(m) of the Code.

Section 5.                                            Eligibility.  Any Eligible Person of the Company or any Affiliate shall be eligible to be designated a Participant.  In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.  Notwithstanding the foregoing, an Incentive Stock Option may be granted only to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.                                            Awards.

(a)                                  Options.  The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)                                     Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the purchase price for Shares underlying Incentive Stock Options shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option, or 110% of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option if the Participant owns directly or indirectly greater than 10% of the Company’s outstanding capital stock.

(ii)                                  Option Term.  The term of each Option shall be fixed by the Committee; provided, however, that the term shall not exceed 10 years, or, in the case of Incentive Stock Options, 5 years if the Participant owns directly or indirectly greater than 10% of the Company’s outstanding capital stock.

(iii)                               Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b)                                 Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement.  A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right.  Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)                                  Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)                                     Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)                                  Stock Certificates; Delivery of Shares.  Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company.  Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.  Promptly upon the lapse or waiver of applicable restrictions, Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof.  In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.  Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

(iii)                               Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d)                                 Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement.  A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish.  Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e)                                  Other Stock-Based Awards.  The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(e) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine.

(f)                                    General.

(i)                                     No Cash Consideration for Awards.  Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)                                  Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan.  Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)                               Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(iv)                              Limits on Transfer of Awards.  No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, transfer Options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.  Except as otherwise provided in any applicable Award Agreement or amendment thereto (other than an Award Agreement relating to an Incentive Stock Option), pursuant to terms determined by the Committee, each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  Except as otherwise provided in any applicable Award Agreement or amendment thereto (other than an Award Agreement or amendment thereto relating to an Incentive Stock Option), no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)                                 Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee.

(vi)                              Restrictions; Securities Exchange Listing.  All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause appropriate entries to be made or legend or legends to be affixed on any such certificates to reflect such restrictions.  If the Shares or other securities are listed on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been listed on such securities exchange.

(g)                                 Directors’ Options.

(i)                                     Annual Grant.  Each Non-Employee Director shall receive annually on the date of each annual stockholders’ meeting Non-Qualified Options to purchase 15,000 Shares, provided that such Non-Employee Director has not received an initial grant as described in Section 6(g)(ii) below during the same calendar year.  Each chair of each committee of the Board shall receive annually on the date of each annual stockholders’ meeting additional Non-Qualified Options to purchase 5,000 Shares, provided that such committee chair has not received an initial grant as described in Section 6(g)(ii) below during the same calendar year.  The exercise prices for the Shares shall be the Fair Market Value of the Shares on the date of the grants.  Each Option shall become exercisable immediately upon grant, shall be exercisable for 10 years following the date of grant and shall be generally subject to the terms and conditions set forth in the Plan.

(ii)                                  Initial Grant.  Upon appointment or initial election to the Board, each Non-Employee Director shall receive an Option to purchase 30,000 Shares.  The exercise price for the Shares shall be the Fair Market Value of the Shares on the date of grant.  Each Option shall become exercisable in twelve installments of 2,500 Shares every three months from the date of grant, shall be exercisable for 10 years following the date of grant and shall be generally subject to the terms and conditions set forth in the Plan.

(iii)                               No Limitation on Other Awards.  The provisions of this Section 6(g) shall not prevent the Committee from granting other and additional Awards to Non-Employee Directors, subject only to the terms and conditions set forth in the Plan.

Section 7.                                            Amendment and Termination; Adjustments.  Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)                                  Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such stockholder approval:

(i)                                     would cause Rule 16b-3 or Section 162(m) of the Code to become unavailable with respect to the Plan;

(ii)                                  would violate the rules or regulations of the Nasdaq National Market, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; or

(iii)                               would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b)                                 Amendments to Awards.  The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively.  The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided or in the Award Agreement.

(c)                                  Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.                                            Income Tax Withholding; Tax Bonuses.

(a)                                  Withholding.  In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes that are the sole and absolute responsibility of a Participant are withheld or collected from such Participant.  In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes.  The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

(b)                                 Tax Bonuses.  The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions).  The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9.                                            General Provisions.

(a)                                  No Rights to Awards.  No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to different Participants.

(b)                                 Award Agreements.  No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

(c)                                  No Rights of Stockholders.  Except with respect to Restricted Stock and other grants of Common Stock of the Company, neither a Participant nor the Participant’s legal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company in respect of any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d)                                 No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)                                  No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a Non-Employee Director the right to continue as a director, of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or the term of a Non-Employee Director at any time, with or without cause.  In addition, the Company or an Affiliate may at any time dismiss a Participant from employment or terminate the term of a Non-Employee Director free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)                                    Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

(g)                                 Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h)                                 No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)                                     No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j)                                     Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k)                                  Section 16 Compliance.  The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3.  If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative.  The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the Plan with respect to other Participants.

Section 10.                                      Effective Date of the Plan.  The Plan shall be effective as of the date (the “Effective Date”) immediately prior to the date on which the Company’s registration statement relating to its initial public offering of Common Stock is declared effective by the Securities and Exchange Commission, subject to approval by the Company’s stockholders in accordance with applicable law.

Section 11.                                      Term of the Plan.  Awards shall be granted under the Plan only during a 10-year period beginning on the Effective Date of the Plan.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the end of such period.

RIGHTNOW TECHNOLOGIES, INC.
INCENTIVE STOCK OPTION AGREEMENT

RIGHTNOW TECHNOLOGIES, INC., a Delaware corporation (the “Company”), acting pursuant to the 2004 Equity Incentive Plan (the “Plan”), hereby grants to                                                  (the “Option Holder”) options to purchase shares of common stock, $0.001 par value (“Common Stock”), of the Company upon the following terms and conditions and in all respects subject to the provisions of the Plan, the terms of which are incorporated by reference.

1.                                       Grant of Option.  The Company hereby grants the Option Holder, as of                       ,               , an option (the “Option”) to purchase from the Company up to                      shares (the “Shares”) of Common Stock of the Company at an exercise price per share (the “Option Exercise Price”) equal to $               (being at least equal to the fair market value of the Common Stock on the date of grant), in the amounts, during the periods, and upon the terms and conditions as set forth in this Agreement and in the Plan.  The issuance of the shares of Common Stock upon the exercise of the Option shall be subject to the provisions set forth in Section 9 hereof.  This Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Unless earlier terminated pursuant to Section 3, the Option shall terminate at 5:00 p.m. on the date ten years from the grant of this Option, or at 5:00 p.m. on the date five years from the grant of this Option if the Option Holder holds greater than ten percent (10%) of the total combined voting power of all classes of the Company’s stock.

2.                                       Vesting and Time of Exercise.

(a)                                  The vested portion of the Option is exercisable in whole or in part (but not as to any fractional shares) at any time prior to the termination of the Option.  Except as otherwise provided in this Agreement, the Option shall vest in the following manner:

If Option Holder remains in the employ of the Company through the date:	Vested Number of Shares

The right to purchase shares under the Option shall be cumulative, and shares not purchased in any year may be purchased in subsequent years, subject to the termination provisions contained elsewhere herein.

(b)                                 The Option Holder understands that to the extent that the aggregate fair market value (determined at the time the Option was granted) of the shares of Common Stock with respect to which all incentive stock options within the meaning of Section 422 of the Code are exercisable for the first time by the Option Holder during any calendar year exceed $100,000, in accordance with Section 422(d) of the Code, such options shall be treated as options that do not qualify as incentive stock options.

3.                                       Exercise of Option after Death or Termination of Employment.  The Option shall terminate and may no longer be exercised if the Option Holder ceases to be employed by the Company or its affiliates, except that:

(a)                                  If Option Holder’s employment shall be terminated for any reason, voluntary or involuntary, other than for “Cause” (as defined in Section 3(e)) or Option Holder’s death or disability (within the meaning of Section 22(e)(3) of the Code), Option Holder may at any time before 5:00 p.m. on the date 3 months following such termination exercise the Option to the extent the Option was exercisable by Option Holder on the date of the termination of Option Holder’s employment.

(b)                                 If Option Holder’s employment is terminated for Cause, Option Holder may at any time before 5:00 p.m. on the date 30 days following such termination exercise the Option to the extent the Option was exercisable by Option Holder on the date of the termination of Option Holder’s employment.

(c)                                  If Option Holder shall die while the Option is still exercisable according to its terms or if employment is terminated because Option Holder has become disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company and Option Holder shall not have fully exercised the Option, such Option may be exercised at any time before 5:00 p.m. on the date 6 months following Option Holder’s death or date of termination of employment for disability by Option Holder, personal representatives or administrators or guardians of Option Holder, as applicable or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares Option Holder was entitled to purchase under the Option on (i) the earlier of the date of death or termination of employment or (ii) the date of termination for such disability, as applicable.

(d)                                 Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the termination date of the Option.

(e)                                  “Cause” shall mean (i) the willful and continued failure by Option Holder substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), (ii) Option

2

Holder’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engaging by Option Holder in misconduct which causes substantial injury to the Company or its affiliates, its other employees or the employees of its affiliates or its clients or the clients of its affiliates, whether monetarily or otherwise.  For purposes of this paragraph, no action or failure to act on Option Holder’s part shall be considered “willful” unless done or omitted to be done, by Option Holder in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

4.                                       Manner of Exercise.

(a)                                  Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Option period.  The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option Exercise Price for all shares designated in the notice.  Payment of the exercise price shall be made (i) in cash (including bank check, personal check or money order payable to the Company), (ii) with the approval of the Company (which may be given in its sole discretion), by delivering to the Company for cancellation shares of the Company’s Common Stock already owned by the Option Holder having a Fair Market Value (as defined in the Plan) as of the date of exercise equal to the full Option Exercise Price for all of the Shares being acquired or the portion thereof being paid by tendering such shares, (iii) with the approval of the Company (which may be given in its sole discretion) and subject to Section 402 of the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder, by delivering to the Company the full Option Exercise Price for all of the Shares being acquired in a combination of cash and Option Holder’s full recourse liability promissory note with a principal amount not to exceed eighty percent (80%) of the exercise price and a term not to exceed five (5) years, which promissory note shall provide for interest on the unpaid balance thereof which at all times is not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto or (iv) with the approval of the Company (which may be given in its sole discretion) and subject to Section 402 of the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder, by delivering to the Company a combination of cash, the Option Holder’s promissory note and shares of Common Stock with an aggregate Fair Market Value and a principal amount equal to the Option Exercise Price for all of the Shares being acquired.

(b)                                 Upon receipt of payment for the shares being purchased and such documents referenced in the preceding sentence, the Company shall, as expeditiously as possible, deliver to the Option Holder a certificate or certificates for such shares out of authorized but theretofore unissued shares of its Common Stock or issued shares which have been reacquired by the Company.  This Option may be exercised only with respect to full shares and no fractional share of stock shall be issued.

5.                                       Assignability.  During the lifetime of the Option Holder, the Option shall be exercisable only by the Option Holder and shall not be assignable or transferable by

3

the Option Holder except by will or by the laws of descent or distribution.  Subject to the foregoing sentence, the Option shall inure to the benefit of and be binding upon the successors and assigns of the Option Holder.

6.             No Right to Continued Employment; No Rights as a Shareholder.  This Agreement shall not confer on the Option Holder any right with respect to continuance of employment by the Company, nor will it interfere in any way with the right of the Company to terminate such employment at any time.  The Option Holder will have no rights as a shareholder with respect to any shares covered by the Option until the issuance of a certificate or certificates to the Option Holder for the shares.  Except as otherwise provided in Section 7 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of full payment of the Option Exercise Price for all of the Shares being acquired.

7.                                       Capital Adjustments and Reorganization.  The number of shares of Common Stock covered by the Option, and the Option Exercise Price thereof, shall be subject to appropriate proportionate adjustment to reflect any stock dividend, stock split, share combination, separation, reorganization, liquidation or the like, of or by the Company.

8.                                       Subject to Plan.  This Option and the grant and exercise thereof are subject to the terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement.  In addition, this Option is subject to the rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.  A copy of the Plan will be furnished upon request of the Option Holder.

9.                                       Conditions Precedent to Issuance of Shares.  Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange or the Nasdaq National Market and the Delaware General Corporation Law.  As a condition to the exercise of the purchase price relating to the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

10.                                 Tax Matters.

(a)                                  If the Option Holder shall dispose of any of the shares of Common acquired by the Option Holder pursuant to the exercise of the Option within two years from the date the Option was granted or within one year after the transfer of any such shares to the Option Holder upon exercise of the Option, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, the Option Holder shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares

4

so disposed of and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure (i) notice to the Company of any disposition of the Common Stock within the time periods described above and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from the Option Holder.

(b)                                 In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option when the Option does not qualify as an incentive stock option within the meaning of Section 422 of the Code and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from the Option Holder. The Option Holder may elect to satisfy his or her federal and state income tax withholding obligations upon exercise of this option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company shares of its Common Stock other than the shares issuable upon exercise of such option with a fair market value equal to such taxes, in accordance with such rules.

11.                                 Securities Law Matters.  The Option Holder hereby represents and agrees that any shares which he or she may acquire pursuant to the exercise of this Option will be acquired for the Option Holder’s own account, for long-term investment purposes and not with a view toward the distribution or sale thereof.  The Option Holder acknowledges that under the terms of the Plan to which this Agreement is subject, effectiveness of any exercise herein and the issuance of shares to the Option Holder upon any such exercise of this option may be delayed in order to permit the Company to comply at such time with relevant federal and state securities laws in connection with such issuance.  The Option Holder acknowledges that the Company is not, and will at no time be, under any obligation to the Option Holder to register any shares issued upon exercise herein under any federal or state securities laws and that, consequently: (a) at the time of acquisition such shares may not be registered under either federal or applicable state securities laws, (b) the Company will be relying upon the foregoing investment representation of the Option Holder in agreeing to issue such shares to the Option Holder, (c) the transferability of such shares may be subject to the restrictions imposed by all applicable federal and state securities laws on unregistered shares, and (d) the certificates evidencing such shares may be imprinted with an appropriate legend setting forth such restrictions on transferability.

12.                                 Miscellaneous.

(a)                                  Governing Law.  The validity, construction and effect of the Agreement, and any rules and regulations relating to the Agreement, shall be determined

5

in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

(b)                                 Severability.  If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee (as defined in the Plan), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(c)                                  No Trust or Fund Created.  Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or its affiliates and Option Holder or any other person.

(d)                                 Headings.  Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

RIGHTNOW TECHNOLOGIES, INC.

By:
Greg Gianforte
Chief Executive Officer

OPTION HOLDER

Print Name

Address:

Facsimile:

6

RIGHTNOW TECHNOLOGIES, INC.

NON-INCENTIVE STOCK OPTION AGREEMENT

RIGHTNOW TECHNOLOGIES, INC., a Delaware corporation (the “Company”), acting pursuant to the 2004 Equity Incentive Plan (the “Plan”), hereby grants to                                                        (the “Option Holder”) options to purchase shares of common stock, $0.001 par value (“Common Stock”), of the Company upon the following terms and conditions and in all respects subject to the provisions of the Plan, the terms of which are incorporated by reference.

1.                                       Grant of Option.  The Company hereby grants the Option Holder, as of                        ,            , an option (the “Option”) to purchase from the Company up to               shares (the “Shares”) of Common Stock of the Company at an exercise price per share (the “Option Exercise Price”) equal to $         (being at least equal to the fair market value of the Common Stock on the date of grant), in the amounts, during the periods, and upon the terms and conditions as set forth in this Agreement and in the Plan.  The issuance of the shares of Common Stock upon the exercise of the Option shall be subject to the provisions set forth in Section 9 hereof.  This Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Unless earlier terminated pursuant to Section 3, the Option shall terminate at 5:00 p.m. on the date ten years from the grant of this Option.

2.                                       Vesting and Time of Exercise.  The vested portion of the Option is exercisable in whole or in part (but not as to any fractional shares) at any time prior to the termination of the Option.  Except as otherwise provided in this Agreement, the Option shall vest in the following manner:

If Option Holder remains in the service of the Company through the date:	Vested Number of Shares

The right to purchase shares under the Option shall be cumulative, and shares not purchased in any year may be purchased in subsequent years, subject to the termination provisions contained elsewhere herein.

3.                                       Exercise of Option after Death or Termination of Service.  The Option shall terminate and may no longer be exercised if the Option Holder ceases to perform services for the Company or its affiliates, except that:

(a)                                  If Option Holder’s service to the Company shall be terminated for any reason, voluntary or involuntary, other than for “Cause” (as defined in Section 3(e)) or Option Holder’s death or disability (within the meaning of Section 22(e)(3) of the Code), Option Holder may at any time before 5:00 p.m. on the date 3 months following such termination exercise the Option to the extent the Option was exercisable by Option Holder on the date of the termination of Option Holder’s service.

(b)                                 If Option Holder’s service to the Company is terminated for Cause, Option Holder may at any time before 5:00 p.m. on the date 30 days following such termination exercise the Option to the extent the Option was exercisable by Option Holder on the date of the termination of Option Holder’s service.

(c)                                  If Option Holder shall die while the Option is still exercisable according to its terms or if service is terminated because Option Holder has become disabled (within the meaning of Section 22(e)(3) of the Code) while in the service of the Company and Option Holder shall not have fully exercised the Option, such Option may be exercised at any time before 5:00 p.m. on the date 6 months following Option Holder’s death or date of termination of service for disability by Option Holder, personal representatives or administrators or guardians of Option Holder, as applicable or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares Option Holder was entitled to purchase under the Option on (i) the earlier of the date of death or termination of service or (ii) the date of termination for such disability, as applicable.

(d)                                 Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the termination date of the Option.

(e)                                  “Cause” shall mean (i) the willful and continued failure by Option Holder substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), (ii) Option Holder’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engaging by Option Holder in misconduct which causes substantial injury to the Company or its affiliates, its other employees or the employees of its affiliates or its clients or the clients of its affiliates, whether monetarily or otherwise.  For purposes of this paragraph, no action or failure to act on Option Holder’s part shall be considered “willful” unless done or omitted to be done, by Option Holder in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

2

4.                                       Manner of Exercise.

(a)                                  Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Option period.  The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option Exercise Price for all shares designated in the notice.  Payment of the exercise price shall be made (i) in cash (including bank check, personal check or money order payable to the Company), (ii) with the approval of the Company (which may be given in its sole discretion), by delivering to the Company for cancellation shares of the Company’s Common Stock already owned by the Option Holder having a Fair Market Value (as defined in the Plan) as of the date of exercise equal to the full Option Exercise Price for all of the Shares being acquired or the portion thereof being paid by tendering such shares, (iii) with the approval of the Company (which may be given in its sole discretion) and subject to Section 402 of the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder, by delivering to the Company the full Option Exercise Price for all of the Shares being acquired in a combination of cash and Option Holder’s full recourse liability promissory note with a principal amount not to exceed eighty percent (80%) of the exercise price and a term not to exceed five (5) years, which promissory note shall provide for interest on the unpaid balance thereof which at all times is not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto or (iv) with the approval of the Company (which may be given in its sole discretion) and subject to Section 402 of the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder, by delivering to the Company a combination of cash, the Option Holder’s promissory note and shares of Common Stock with an aggregate Fair Market Value and a principal amount equal to the Option Exercise Price for all of the Shares being acquired.

(b)                                 Upon receipt of payment for the shares being purchased and such documents referenced in the preceding sentence, the Company shall, as expeditiously as possible, deliver to the Option Holder a certificate or certificates for such shares out of authorized but theretofore unissued shares of its Common Stock or issued shares which have been reacquired by the Company.  This Option may be exercised only with respect to full shares and no fractional share of stock shall be issued.

5.                                       Assignability.  During the lifetime of the Option Holder, the Option shall be exercisable only by the Option Holder and shall not be assignable or transferable by the Option Holder except by will or by the laws of descent or distribution.  The foregoing notwithstanding, the Option Holder may transfer the Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)), provided, however, that (i) the Option Holder may not receive any consideration for such transfer, (ii) the Family Member must agree in writing not to make any subsequent transfers of the Option except by will or by the laws of the descent or distribution and (iii) the Company receives prior written notice of such transfer.  Subject to the foregoing, the Option shall inure to the benefit of and be binding upon the successors and assigns of the Option Holder.

3

6.                                       No Right to Continued Service; No Rights as a Shareholder.  This Agreement shall not confer on the Option Holder any right with respect to continuance of service to the Company, nor will it interfere in any way with the right of the Company to terminate such service at any time.  The Option Holder will have no rights as a shareholder with respect to any shares covered by the Option until the issuance of a certificate or certificates to the Option Holder for the shares.  Except as otherwise provided in Section 7 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of full payment of the Option Exercise Price for all of the Shares being acquired.

7.                                       Capital Adjustments and Reorganization.  The number of shares of Common Stock covered by the Option, and the Option Exercise Price thereof, shall be subject to appropriate proportionate adjustment to reflect any stock dividend, stock split, share combination, separation, reorganization, liquidation or the like, of or by the Company.

8.                                       Subject to Plan.  This Option and the grant and exercise thereof are subject to the terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement.  In addition, this Option is subject to the rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.  A copy of the Plan will be furnished upon request of the Option Holder.

9.                                       Conditions Precedent to Issuance of Shares.  Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange or the Nasdaq National Market and the Delaware General Corporation Law.  As a condition to the exercise of the purchase price relating to the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

10.                                 Tax Matters.  In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from the Option Holder.  The Option Holder may elect to satisfy his or her federal and state income tax withholding obligations upon exercise of this option by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of such option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, in accordance with such rules as the Company may from time to time establish, or (ii) delivering to the Company shares of its Common Stock other than the

4

shares issuable upon exercise of such option with a fair market value equal to such taxes, in accordance with such rules.

11.                                 Securities Law Matters.  The Option Holder hereby represents and agrees that any shares which he or she may acquire pursuant to the exercise of this Option will be acquired for the Option Holder’s own account, for long-term investment purposes and not with a view toward the distribution or sale thereof.  The Option Holder acknowledges that under the terms of the Plan to which this Agreement is subject, effectiveness of any exercise herein and the issuance of shares to the Option Holder upon any such exercise of this option may be delayed in order to permit the Company to comply at such time with relevant federal and state securities laws in connection with such issuance.  The Option Holder acknowledges that the Company is not, and will at no time be, under any obligation to the Option Holder to register any shares issued upon exercise herein under any federal or state securities laws and that, consequently: (a) at the time of acquisition such shares may not be registered under either federal or applicable state securities laws, (b) the Company will be relying upon the foregoing investment representation of the Option Holder in agreeing to issue such shares to the Option Holder, (c) the transferability of such shares may be subject to the restrictions imposed by all applicable federal and state securities laws on unregistered shares, and (d) the certificates evidencing such shares may be imprinted with an appropriate legend setting forth such restrictions on transferability.

12.                                 Miscellaneous.

(a)                                  Governing Law.  The validity, construction and effect of the Agreement, and any rules and regulations relating to the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

(b)                                 Severability.  If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee (as defined in the Plan), such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(c)                                  No Trust or Fund Created.  Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or its affiliates and Option Holder or any other person.

(d)                                 Headings.  Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

5

RIGHTNOW TECHNOLOGIES, INC.

By:
Greg Gianforte
Chief Executive Officer

OPTION HOLDER

Print Name

6

RIGHTNOW TECHNOLOGIES, INC.

ADDENDUM TO STOCK OPTION AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement (the “Option Agreement”) by and between the Company and                                        (“Option Holder”) evidencing the stock option (the “Option”) granted to Option Holder under the terms of the Company’s 2004 Equity Incentive Plan, and such provisions shall be effective immediately.  All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Option Agreement.

Acceleration of Exercisability

After Change in Control

1.                                       Notwithstanding any installment or delayed exercise provision contained in the Option Agreement that would result in the Option becoming exercisable in full or in part at a later date, upon the occurrence of a “Change in Control” (as defined below):

(a)               If in connection with the Change in Control, the Acquiring Person (as defined below) elects to continue the Option in effect and to replace the shares of Common Stock issuable upon exercise of the Option with other equity securities that are registered under the Securities Act of 1933 and are freely transferable under all applicable federal and state securities laws and regulations, the Option shall become exercisable in full if within twelve months of the date of the Change in Control, (i) Option Holder’s employment with the Company (or any successor company or affiliated entity with which Option Holder is then employed) is terminated by the Company or such other employer without Cause (as defined below), (ii) Option Holder’s employment with the Company (or any successor company or affiliated entity with which Option Holder is then employed) is terminated by the Option Holder for “Good Reason” (as defined below), or (iii) any earlier date provided under the Option Agreement.  In the event of any such Change in Control, the number of shares issuable upon exercise of the Option shall be determined by using the exchange ratio used for other outstanding shares of the Company’s Common Stock in connection with the Change in Control, or if there is no such ratio, an exchange ratio to be mutually agreed upon by the Acquiring Person and the Continuing Directors (as defined below), and the exercise price per share shall be adjusted accordingly so as to preserve the same economic value in the Option as existed prior to the Change in Control.  Also in the event of any such Change in Control, all references in the Option Agreement to the Common Stock shall thereafter be deemed to refer to the replacement equity securities issuable upon exercise of the Option, references to the Company shall thereafter be deemed to refer to the issuer of such replacement securities, and all other terms of the Option shall continue in effect except as and to the extent modified by this subparagraph.

(b)              If the Change in Control does not meet the criteria specified in paragraph (1)(a) above, the Option shall become exercisable in full immediately upon the Change in Control.

2.                                       To the extent that, in connection with a Change in Control, the Acquiring Person replaces the Option with a cash incentive program, Option Holder’s right to receive cash payments for the Shares will be paid out in accordance with the vesting schedule set forth in the Option Agreement.  However, if within twelve months of the date of the Change in Control, (i) Option Holder’s employment with the Company (or any successor company or affiliated entity with which Option Holder is then employed) is terminated by the Company or such other employer without Cause or (ii) Option Holder’s employment with the Company (or any successor company or affiliated entity with which Option Holder is then employed) is terminated by the Option Holder for Good Reason, then Option Holder’s right to receive the unvested cash payments shall be accelerated in full and shall no longer be subject to the vesting schedule set forth in the Option Agreement.

3.                                       If a Change in Control shall occur, the Continuing Directors in their sole discretion, and without the consent of Option Holder, may determine that Option Holder shall receive, in lieu of some or all of the shares of Common Stock subject to this Option, as of the effective date of any such Change in Control, cash in an amount equal to the excess of the Fair Market Value of such shares on the effective date of such Change in Control over the exercise price per share of this Option, subject to any applicable withholding for income or payroll taxes.

4.                                       For purposes of this Addendum, the following terms shall have the definitions set forth below:

(a)     “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions:

(i)                                     a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

(ii)                                  the sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii)                               the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or

(iv)                              a change in the composition of the Board of Directors over a period of 36 consecutive months or less such that a majority of the directors ceases, by reason of one or more contested elections for directorship, to be comprised of individuals who either (i) have been directors continuously since the beginning of such period or (ii) have been elected or nominated for election as directors during such period by at least a majority of the directors described in clause (i) who were still in office at the time the Board of Directors approved such election or nomination.

Following a Change in Control, “Company” shall refer to the successor corporation in the transaction.

(b)              “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such a person is a member of the Board of Directors, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board of Directors on the date of this Agreement or (B) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

(c)               “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, but shall not include the Company, any subsidiary of the Company; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(d)              Termination of employment for “Cause” shall mean termination by the Company of Option Holder’s employment based upon (i) the willful and continued failure by Option Holder substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness or any such actual or anticipated failure resulting from Option Holder’s termination for “Good Reason” as defined below), (ii) the Option Holder’s conviction or plea bargain in connection with the commission or alleged commission of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds, or (iii) the willful engaging by Option Holder in misconduct which causes substantial injury to the Company, its other employees or its clients, whether monetarily or otherwise.  For purposes of this paragraph, no action or failure to act on Option Holder’s part shall be considered “willful” unless done, or omitted to be done, by Option Holder in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

(e)               “Good Reason” shall mean the occurrence of any of the following events following a Change in Control, except for the occurrence of such an event in connection with the termination of Option Holder’s employment by the Company (or any successor company or affiliated entity then employing Option Holder) for Cause, Disability or death:

(i)                                     the assignment to Option Holder of employment duties or responsibilities which are not substantially comparable in responsibility and status to the employment duties and responsibilities held by Option Holder immediately prior to the Change in Control;

(ii)                                  a reduction in Option Holder’s base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time during the term of this Agreement; or

(iii)                               requiring Option Holder to work in a location more than 50 miles from Option Holder’s office location immediately prior to the Change in Control, except for requirements of temporary travel on the Company’s business to an extent substantially consistent with Option Holder’s business travel obligations immediately prior to the Change in Control.

The provisions of this Addendum shall supersede any provisions to the contrary in the Option Agreement.

IN WITNESS WHEREOF, the Company has caused this Addendum to be executed by its duly-authorized officer effective as of the Effective Date specified below.

Effective Date:                       ,

RIGHTNOW TECHNOLOGIES, INC.

By:
Greg Gianforte
Chief Executive Officer

OPTION HOLDER

Print Name:

RIGHTNOW TECHNOLOGIES, INC.

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made this                      day of                     ,                     , by and between RightNow Technologies, Inc., a Delaware corporation (the “Company”) and                     , an individual resident of                     ,                      (“Participant”).

1.                                       Award.  The Company hereby grants to Participant a restricted stock award of                      shares (the “Shares”) of Common Stock, par value $0.001 per share, of the Company according to the terms and conditions set forth herein and in the RightNow Technologies 2004 Equity Incentive Plan (the “Plan”).  The Shares are Restricted Stock granted under Section 6(c) of the Plan.  A copy of the Plan will be furnished upon request of Participant.

2.                                       Vesting.  Except as otherwise provided in this Agreement, the Shares shall vest in accordance with the following schedule:

On or after each of the following dates	Number of Shares Vested

3.                                       Restrictions on Transfer.  Until the Shares vest pursuant to Section 2 or Section 4 hereof, none of the Shares may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the Shares.

4.                                       Forfeiture; Early Vesting.  If Participant ceases to perform services for the Company or any Affiliate (as defined in the Plan), whether or not terminated for cause, prior to vesting of the Shares pursuant to Section 2 or Section 4 hereof, all of Participant’s rights to all of the unvested Shares shall be immediately and irrevocably forfeited, except that (i) if Participant ceases to perform services for the Company by reason of Disability (as defined below) prior to the vesting of Shares under Section 2 or Section 4 hereof or (ii) if Participant ceases to perform services for the Company by reason of death prior to the vesting of Shares under Section 2 or Section 4 hereof, all Shares granted hereunder shall vest as of such termination of service.  Upon forfeiture, Participant will no longer have any rights relating to the unvested Shares, including the right to vote the Shares and the right to receive dividends declared on the Shares.  For purposes of this Agreement, “Disability” shall mean the failure to return to work as the result of a permanent long-term disability that renders Participant incapable of performing his or her duties as determined according to the provisions of the Company’s long-term disability insurance program that is applicable to Participant.

5.                                       Miscellaneous.

(a)                                  Legends; Certificates.  Participant agrees that each certificate representing unvested Shares will bear any legend required by law and a legend reading substantially as follows:

The securities represented by this certificate are subject to the provisions of a Restricted Stock Award Agreement dated as of                        ,                 .  None of the securities represented by this certificate may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company, and no attempt to transfer the Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the Shares.

Participant agrees that the Company shall hold any certificate representing unvested Shares in escrow until such time such Shares are vested.

(b)                                 Subject to Plan.  This Award is subject to the terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement.  In addition, this Award is subject to the rules and regulations promulgated pursuant to the Plan, now or hereafter in effect.  A copy of the Plan will be furnished upon request of the Participant.

(c)                                  No Right to Continued Service.  This Agreement shall not confer on the Participant any right with respect to continuance of service to the Company, nor will it interfere in any way with the right of the Company to terminate such service at any time.

(d)                                 Governing Law.  The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

(e)                                  Severability.  If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(f)                                    No Trust or Fund Created.  Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.

2

(g)                                 Headings.  Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.

RIGHTNOW TECHNOLOGIES, INC.

By:
Greg Gianforte,
Chief Executive Officer

PARTICIPANT

Print Name:

3

RIGHTNOW TECHNOLOGIES, INC.

ADDENDUM TO RESTRICTED STOCK AWARD AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Restricted Stock Award Agreement (the “Agreement”) by and between the Company and                                        (“Participant”) evidencing the restricted stock award granted to Participant under the terms of the Company’s 2004 Equity Incentive Plan, and such provisions shall be effective immediately.  All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

Acceleration of Vesting

After Change in Control

1.                                       Notwithstanding any installment or delayed vesting provision contained in the Agreement that would result in the Shares becoming vested in full or in part at a later date, upon the occurrence of a “Change in Control” (as defined below):

(a)          If in connection with the Change in Control, the Acquiring Person (as defined below) elects to continue the Agreement in effect and to replace the Shares with other equity securities that are registered under the Securities Act of 1933 and are freely transferable under all applicable federal and state securities laws and regulations, the Shares shall become vested in full if within twelve months of the date of the Change in Control, (i) Participant’s employment with the Company (or any successor company or affiliated entity with which Participant is then employed) is terminated by the Company or such other employer without Cause (as defined below), (ii) Participant’s employment with the Company (or any successor company or affiliated entity with which Participant is then employed) is terminated by the Participant for “Good Reason” (as defined below), or (iii) any earlier date provided under the Agreement.  In the event of any such Change in Control, the number of Shares shall be determined by using the exchange ratio used for other outstanding shares of the Company’s Common Stock in connection with the Change in Control, or if there is no such ratio, an exchange ratio to be mutually agreed upon by the Acquiring Person and the Continuing Directors (as defined below), in such a manner as to preserve the same economic value in the Shares as existed prior to the Change in Control.  Also in the event of any such Change in Control, all references in the Agreement to the Common Stock shall thereafter be deemed to refer to the replacement equity securities, references to the Company shall thereafter be deemed to refer to the issuer of such replacement securities, and all other terms of the Agreement shall continue in effect except as and to the extent modified by this subparagraph.

(b)         If the Change in Control does not meet the criteria specified in paragraph (1)(a) above, the Shares shall become vested in full immediately upon the Change in Control.

2.                                       To the extent that, in connection with a Change in Control, the Acquiring Person replaces the Agreement with a cash incentive program, Participant’s right to receive cash payments for the Shares will be paid out in accordance with the vesting schedule set forth in the

Agreement.  However, if within twelve months of the date of the Change in Control, (i) Participant’s employment with the Company (or any successor company or affiliated entity with which Participant is then employed) is terminated by the Company or such other employer without Cause or (ii) Participant’s employment with the Company (or any successor company or affiliated entity with which Participant is then employed) is terminated by the Participant for Good Reason, then Participant’s right to receive the unvested cash payments shall be accelerated in full and shall no longer be subject to the vesting schedule set forth in the Agreement.

3.                                       If a Change in Control shall occur, the Continuing Directors in their sole discretion, and without the consent of Participant, may determine that Participant shall receive, in lieu of some or all of the Shares, as of the effective date of any such Change in Control, cash in an amount equal to the economic value of the Shares, subject to any applicable withholding for income or payroll taxes.

4.                                       For purposes of this Addendum, the following terms shall have the definitions set forth below:

(a)          “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions:

(i)                                     a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

(ii)                                  the sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii)                               the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or

(iv)                              a change in the composition of the Board of Directors over a period of 36 consecutive months or less such that a majority of the directors ceases, by reason of one or more contested elections for directorship, to be comprised of individuals who either (i) have been directors continuously since the beginning of such period or (ii) have been elected or nominated for election as directors during such period by at least a majority of the directors described in clause (i) who were still in office at the time the Board of Directors approved such election or nomination.

Following a Change in Control, “Company” shall refer to the successor corporation in the transaction.

(b)         “Continuing Director” shall mean any person who is a member of the Board of Directors of the Company, while such a person is a member of the Board of Directors, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board of Directors on the date of this Agreement or (B) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

(c)          “Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, but shall not include the Company, any subsidiary of the Company; and “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(d)         Termination of employment for “Cause” shall mean termination by the Company of Participant’s employment based upon (i) the willful and continued failure by Participant substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness or any such actual or anticipated failure resulting from Participant’s termination for “Good Reason” as defined below), (ii) the Participant’s conviction or plea bargain in connection with the commission or alleged commission of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds, or (iii) the willful engaging by Participant in misconduct which causes substantial injury to the Company, its other employees or its clients, whether monetarily or otherwise.  For purposes of this paragraph, no action or failure to act on Participant’s part shall be considered “willful” unless done, or omitted to be done, by Participant in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

(e)          “Good Reason” shall mean the occurrence of any of the following events following a Change in Control, except for the occurrence of such an event in connection with the termination of Participant’s employment by the Company (or any successor company or affiliated entity then employing Participant) for Cause, Disability or death:

(i)                                     the assignment to Participant of employment duties or responsibilities which are not substantially comparable in responsibility and status to the employment duties and responsibilities held by Participant immediately prior to the Change in Control;

(ii)                                  a reduction in Participant’s base salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time during the term of this Agreement; or

(iii)                               requiring Participant to work in a location more than 50 miles from Participant’s office location immediately prior to the Change in Control, except for requirements of temporary travel on the Company’s business to an extent substantially consistent with Participant’s business travel obligations immediately prior to the Change in Control.

The provisions of this Addendum shall supersede any provisions to the contrary in the Agreement.

IN WITNESS WHEREOF, the Company has caused this Addendum to be executed by its duly-authorized officer effective as of the Effective Date specified below.

Effective Date:                          ,

RIGHTNOW TECHNOLOGIES, INC.

By:
Greg Gianforte
Chief Executive Officer

PARTICIPANT

Print Name: